Exhibit 10.24

EXECUTED COPY

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made as of July 11, 2012, by Nektar Therapeutics, a corporation organized under the laws of the State of Delaware (the “Company”), and the subsidiaries of the Company that become guarantors hereunder pursuant to Section 10(o) hereof (together with the Company, the “Grantors” and each one a “Grantor”), whose principal place of business and chief executive office (as those terms are used in the Uniform Commercial Code of the State of New York (the “New York UCC”)) are set forth beneath their corresponding signature pages hereto, in favor of Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent (together with its successors and assigns, in such capacity “Collateral Agent”), for the benefit of the Secured Parties (as hereinafter defined), the Notes, the Note Guarantees and all other Obligations under the other Indenture Documents. The Grantors hereby agree with Collateral Agent as follows:

1. Definitions.

(a) Except as specifically defined in this Agreement, (i) capitalized terms used but not defined in this Agreement that are defined in the Indenture shall have their respective meanings ascribed to them in the Indenture, and the principles of construction and interpretation provided in Section 1.04 of the Indenture shall be incorporated herein by reference and (ii) all terms used but not defined in this Agreement and defined in the New York UCC, including the terms accessions, account debtor, certificated security, chattel paper, clearing corporation, commercial tort claim, deposit account, document, electronic chattel paper, equipment, financial asset, fixtures, goods, inventory, instrument, investment property, letter-of-credit rights, payment intangibles, proceeds, securities accounts, securities intermediary, security, security entitlement, software, supporting obligations, tangible chattel paper and uncertificated security, shall have the meaning given therein or unless the context provides otherwise.

(b) As used in this Agreement, the following terms shall have the meanings indicated below:

“Accounts” shall mean and include as to each Grantor, all of such Grantor’s “accounts” as defined in the UCC, whether now owned or hereafter acquired including, without limitation all present and future rights of such Grantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a secondary obligation incurred or to be incurred, or (iv) arising out of the use of a credit or charge card or information contained on or for use with any such card.

“Cash Collateral Account” is defined in Section 4(e).

“Cash Reserve Account” shall mean the deposit account established on the date hereof pursuant to the Escrow Agreement.

“Collateral” shall mean all tangible and intangible property of each Grantor, all personal and real property of each Grantor, all movable and immovable property of each Grantor, in each case whether now owned or hereafter acquired and wherever located, including, but not limited to, the following of each Grantor:

(c)	all Accounts;

(d)	all certificated securities and uncertificated securities;

(e)	all chattel paper, including electronic chattel paper;

(f)	all Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, supporting information, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

(g)	all Contract Rights;

(h)	all commercial tort claims, (including, without limitation any commercial tort claims from time to time described on Schedule 3 (as such Schedule 3 may from time to time be updated));

(i)	all deposit accounts, including the Cash Reserve Account;

(j)	all documents;

(k)	all financial assets;

(l)	all General Intangibles, including payment intangibles and software;

(m)	all goods (including all Equipment and Inventory), and all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(n)	all instruments;

(o)	all Intellectual Property;

(p)	all Investment Property;

(q)	all of the Capital Stock of each Subsidiary that is owned directly by the Company or a Grantor, including, without limitation, any shares, membership interests, Partnership Interests, Limited Liability Company Interests or other equity interests set forth on Schedule 1 hereto (the “Pledged Securities”);

(r)	all leasehold interests;

(s)	all cash, cash equivalents or other money;

(t)	all letter-of-credit rights;

(u)	all supporting obligations; and

(v)	all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing;

provided, however, that, no Excluded Assets shall be included in the Collateral.

“Collateral Documents” means, collectively, this Agreement, the Escrow Agreement, each Mortgage, collateral assignment, control agreement and any other related agreement, document or instrument pursuant to which a Lien is granted by a Grantor to secure any Indenture Obligations or under which rights or remedies with respect to any such Lien are governed, (including, without limitation, financing statements under the UCC of the relevant states and filings concerning intellectual property to be made with appropriate governmental agencies), in each case, as the same may be amended, supplemented, restated, renewed, replaced or otherwise modified from time to time.

“Computer Hardware and Software” shall mean all of each Grantor’s rights (including rights as licensee and lessee) with respect to (a) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (b) all software and all software programs designed for use on the computers and electronic data processing hardware described in clause (a) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (c) any firmware associated with any of the foregoing; and (d) any documentation for hardware, software and firmware described in clauses (a), (b) and (c) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes. For the avoidance of doubt, this definition includes all outsourced information technology functions and relationships.

“Contract Right” shall mean any right of each Grantor to payment under a contract for the sale or lease of goods, the rendering of services or the licensing of any Intellectual Property, which right is at the time not yet earned by performance.

“Contracts” shall mean all contracts between any Grantor and one or more additional parties (including any license, manufacturing, supply, technology transfer, asset sale, partnership, joint venture, and limited liability company agreements).

“Copyrights” shall mean all of each Grantor’s now existing or hereafter acquired right, title, and interest in and to all of such Grantor’s copyrights, rights to any works of authorship or other copyrightable subject material and all applications for registration, registrations and recordings relating to the foregoing as may at any time be filed in the United States Copyright Office or in any similar office or agency in the United States of America, any State thereof, any political subdivision thereof or in any other country together with all rights and privileges arising under applicable law with respect to such Grantor’s use of any copyrights and all reissues, divisions, continuations and renewals thereof, including the right to sue and recover damages for past, present and future infringements of any of the foregoing.

“Domain Names” shall mean all Internet domain names and associated uniform resource locator addresses.

“Equipment” shall mean and include as to each Grantor, all of such Grantor’s, whether now owned or hereafter acquired and wherever located equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories, and all other goods (other than Inventory) and all replacements and substitutions therefor or accessions thereto.

“Escrow Agreement” shall mean the Escrow and Deposit Account Control Agreement dated as of the date hereof among the Issuer, the Collateral Agent and Wells Fargo Bank, National Association, as escrow agent.

“Excluded Assets” shall mean:

(1) the Voting Stock of any direct or indirect Foreign Subsidiary of the Company in excess of 65% of all of the outstanding Voting Stock of such Foreign Subsidiary;

(2) any property or asset, if and only for so long as the grant of a Lien under the Collateral Documents will constitute or result in (i) a breach, termination or default under any lease, license or any agreement governing a Collaboration Transaction or Royalty, in each case to which such property or asset is subject (other than pursuant to any provision of any such lease, license or agreement that would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity), but only to the extent the Collateral Agent has a perfected first priority lien on any payments, proceeds or other consideration received or receivable by the Company or any Restricted Subsidiary in connection with the applicable lease, license, Collaboration Transaction or Royalty Transaction or (ii) a violation of applicable law with respect to such property or asset;

(3) property and assets owned by any Grantor that are the subject (i) of Permitted Liens described in clause (6) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby constitutes Permitted Debt described in clause (4) of the definition thereof or (b) Permitted Liens described in clause (13) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby constitutes Permitted Debt described in clause (13) of the definition thereof incurred in respect of a Royalty Transaction, and in each case the agreements or instruments evidencing or governing such Indebtedness otherwise prohibits any other Liens thereon, but only for so long as such prohibition exists and is effective and valid;

(4) (i) deposit and securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of any Grantor, and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of any Grantor, (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts and trust accounts;

(5) vehicles and other items covered by certificates of title or ownership, in each case, with a Fair Market Value of less than $1,000,000, to the extent that a security interest cannot be perfected solely by filing a UCC-1 financing statement (or similar instrument);

(6) proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (5), unless such proceeds or products would otherwise constitute Collateral securing the Notes.

“Excluded Perfection Assets” shall mean (1) registered Intellectual Property to the extent registered in a country other than the Specified Jurisdictions, (2) leasehold interests in real property, to the extent that a security interest cannot be perfected solely by filing a UCC-1 financing statement (or similar instrument), (3) the land and building known as 490 Discovery Drive in Huntsville, Alabama, and (4) letter-of-credit rights, electronic chattel paper, commercial tort claims, promissory notes, uncertificated securities and deposit accounts and securities accounts with a Fair Market Value, in the aggregate, of less than $2,000,000, to the extent that a security interest therein cannot be perfected solely by filing a UCC-1 financing statement (or similar instrument).

“General Intangibles” shall mean and include as to each Grantor all of such Grantor’s general intangibles (as such term is defined in the UCC), whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, commercial tort claims, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs and computer software, all claims under guaranties, all rights of indemnification and all other intangible property of every kind and nature.

“Indenture” shall mean the Indenture dated as of July 11, 2012, by and among the Company, the other Grantors party thereto, the Trustee and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

“Indenture Documents” shall mean the Notes, the Indenture, the Note Guarantees and the Collateral Documents.

“Indenture Obligations” shall mean all Obligations in respect of the Notes or arising under the other Indenture Documents.

“Intellectual Property” shall mean, as to each Grantor, such Grantor’s now owned and hereafter arising or acquired: Patents, Copyrights, works which are the subject matter of copyrights, Marks, and designs, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Grantor’s use of any of the foregoing; all extensions, adjustments, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or service mark, or the license of any trademark or service mark); customer and other lists in whatever form maintained; trade secret rights, Domain Names; software and contract rights relating to computer software programs, in whatever form created or maintained.

“Intellectual Property Rights” shall mean all Copyrights, Marks, and Patents, as well as any right, title, and interest in or to trade secrets and Domain Names.

“Inventory” shall mean and include as to each Grantor, all of such Grantor’s now owned or hereafter acquired inventory (as such term is defined in the UCC), goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Grantor’s business or used in selling or furnishing such goods, merchandise and other personal property, all other inventory of such Grantor, and all documents of title or other documents representing them.

“Investment Property” shall mean any “investment property” as such term is defined in Section 9-102 of the UCC now owned or hereafter acquired by any Grantor, wherever located, including (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of any Grantor, including the rights of any Grantor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts of any Grantor; (d) all commodity contracts of any Grantor; and (e) all commodity accounts held by any Grantor.

“Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by any Grantor in any limited liability company.

“Marks” shall mean all of each Grantor’s now existing or hereafter acquired right, title, and interest in and to all of such Grantor’s trademarks, tradenames, trade styles, trade dress, service marks and other protectable indicia of origin and all applications for registration, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office, or any similar office or agency in the United States of America, any State thereof, any political subdivision thereof or in any other country, together with all rights and privileges arising under applicable law with respect to such Grantor’s use of any trademarks, tradenames, trade styles and service marks, and all reissues, extensions, continuation and renewals thereof, including the right to sue and recover damages for past, present and future infringements of any of the foregoing.

“New York UCC” is defined in the preamble hereto.

“Offering Memorandum” shall mean the final offering memorandum, dated as of July 3, 2012, relating to the offer and sale of 12.000% Notes due 2017 by the Company.

“Organizational Information” is defined in Section 3(h).

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Grantor in any general partnership or limited partnership.

“Patents” shall mean each of Grantor’s now existing, or hereafter acquired right, title and interest in and to all of such Grantor’s patents and patent applications, including any original, divisional, continuation, continuation-in-part, reissue and reexamination applications or any applications for extension or adjustment of the term of that patent, as may at any time be filed in the United States Patent and Trademark Office or any similar office or agency in any other country, together with all rights and privileges arising under applicable law with respect to such Grantor’s use of any such patents or patent applications, including the right to sue and recover damages for past, present and future infringements of any of the foregoing.

“Pledged Company” means, each Person listed on Schedule 1 hereto as a “Pledged Company”, together with each other Person, all or a portion of whose Capital Stock, is acquired or otherwise owned by a Grantor after the Issue Date.

“Pledged Securities” is defined in clause (q) of the definition of “Collateral”.

“Real Property” shall mean all of each Grantor’s right, title and interest in and to its owned and leased premises.

“Secured Party” shall refer to each of the holders of the Notes, the Trustee and the Collateral Agent.

“Security Agreement Joinder” means a Pledge and Security Agreement Joinder, substantially in the form of the attached Annex E, executed and delivered to the Collateral Agent by a Subsidiary for the purpose of adding an additional Grantor as a party to this Agreement.

“Specified Jurisdictions” means the United States of America, the United Kingdom, France, Germany, Spain, Italy and Japan.

“Termination Date” shall mean the earliest to occur of the date on which (a) all Indenture Obligations (other than unasserted indemnification obligations) have been paid in full in cash; (b) the Company exercises its legal defeasance option or covenant defeasance option described in Article 8 of the Indenture; and (c) the satisfaction and discharge of the Indenture occurs in accordance with Article 8 thereof.

“Trustee” shall refer to Wells Fargo Bank, National Association, in its capacity as indenture trustee under the Indenture.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

2. Security Interest.

(a) Granting Clause. In consideration of and as collateral security for the prompt full and complete payment and performance when due of the Indenture Obligations now existing or hereafter arising, each Grantor, for value received, does hereby assign, mortgage, pledge and hypothecate to the Collateral Agent, for the benefit of the Secured Parties, and does hereby grant to the Collateral Agent, for the benefit of the Secured Parties, an absolute, unconditional and continuing security interest in all of such Grantor’s Collateral.

(b) Voting, etc. Until the occurrence and continuance of a Default or Event of Default, each Grantor shall be entitled to vote any and all of the Capital Stock; provided, however, that no vote shall be cast or any action taken by such Grantor with respect to any Capital Stock which would materially violate any of the terms of this Agreement, the Indenture, any other Indenture Document or which would authorize or effect actions prohibited under the terms of the Indenture or any Indenture Document; and provided further, that the foregoing proviso shall not apply to Capital Stock described in clause (1) of the definition of Excluded Assets. All such rights of such Grantor to vote any Capital Stock (not subject to the provisos in the preceding sentence) shall cease upon written notice of the Collateral Agent delivered after the occurrence and during the continuance of a Default or an Event of Default; provided, however, that upon the cure or waiver of such Default or Event of Default, any rights of the Collateral Agent to vote any and all of the Capital Stock shall cease and all such rights of such Grantor to vote any and all of the Capital Stock shall resume.

(c) Payments and Other Distributions. Until the occurrence and continuance of a Default or Event of Default, all cash, dividends or distributions payable in respect of the Capital Stock (to the extent such payments shall be permitted pursuant to the terms and provisions of the Indenture) shall be paid to the applicable Grantor; provided, however, that upon written notice of the Collateral Agent (at the direction of the holders of the Notes) delivered after the occurrence and during the continuance of a Default or Event of Default, all cash dividends or distributions payable in respect of the Capital Stock shall be paid to the Collateral Agent as security for the Indenture Obligations; provided, further that upon the cure or waiver of such Default or Event of Default, all cash dividends or distributions payable in respect of the Capital Stock shall be paid to such Grantor. The Collateral Agent shall be entitled to receive directly, and to retain as part of the Collateral:

(i) all other or additional securities or Investment Property, or rights to subscribe for or purchase any of the foregoing, or property (other than cash) paid or distributed by way of dividend in respect of the Capital Stock; and

(ii) all other or additional securities, Investment Property or property (other than cash) paid or distributed in respect of the Capital Stock by way of split, spin-off, split-up, reclassification, combination of shares or similar rearrangement.

If at any time any Grantor shall obtain or possess any Capital Stock, such Grantor shall be deemed to hold such Capital Stock in trust for the Collateral Agent for the benefit of the Collateral Agent and the other Secured Parties, and such Grantor shall promptly surrender and deliver such Capital Stock to the Collateral Agent; provided, that the foregoing shall not apply to Capital Stock described in clause (1) of the definition of Excluded Assets.

3. Representations, Warranties and Agreements. In addition to any representations and warranties of any Grantor set forth in the Indenture Documents, which are incorporated herein by this reference, each Grantor hereby represents and warrants the following to the Collateral Agent:

(a) Authority. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of such Grantor.

(b) Accuracy of Information. The exact legal name of such Grantor is correctly shown on the signature pages hereof.

(c) Enforceability. This Agreement is the legal, valid and binding obligations of such Grantor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(d) Ownership and Liens.

(i) At the time the Collateral becomes subject to the Collateral Agent’s Lien, each Grantor shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a Lien in each and every item of its respective Collateral to the Collateral Agent; and the Collateral shall be free and clear of all Liens and encumbrances whatsoever other than Permitted Liens;

(ii) All of the Pledged Securities (including, without limitation, the Pledged Securities indicated on Schedule 1) have been (to the extent such concepts are relevant with respect to such Pledged Securities) duly authorized and validly issued, are fully paid and non-assessable and other than in connection with a disposition permitted pursuant to the Indenture, there are no options to purchase or similar rights. Except as set forth on Schedule 1 hereto, such Grantor owns 100% of the issued and outstanding shares of Capital Stock or membership interests, Partnership Interests, Limited Liability Company Interests or other equity interests of each of the direct Subsidiaries of such Grantor, and the Pledged Securities constitute or will constitute the percentage of the issued and outstanding Capital Stock of the Pledged Companies of such Grantor identified on Schedule 1 hereto;

(iii) With respect to all Collateral of each Grantor whereby or with respect to which the Collateral Agent may obtain “control” thereof within the meaning of Section 8-106 of the UCC or under any provision of the UCC as the same may be amended or supplemented from time to time, or under the laws of any relevant State, such Grantor shall take commercially reasonable efforts to provide “control” of such Collateral (other than Excluded Perfection Assets) to the Collateral Agent; provided that with respect to such Collateral in existence as of the date hereof, such Grantor shall have sixty (60) days after the date hereof to take commercially reasonable efforts to provide “control” of such Collateral (other than Excluded Perfection Assets) to the Collateral Agent; and

(iv) Each Grantor represents, warrants, covenants and agrees that (a) the certificated Pledged Securities listed on Schedule 1 are the only equity interests owned by such Grantor which are certificated; and (b) the uncertificated Pledged Securities listed on Schedule 1 are the only equity interests owned by such Grantor which are uncertificated.

(e) Capital Stock.

(i) All of the issued and outstanding shares of Capital Stock, membership interests, Limited Liability Company Interests, Partnership Interests, or other similar equity interests, as applicable, owned by such Grantor have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. All of the outstanding shares of Capital Stock, membership interests, Limited Liability Company Interests, Partnership Interests, or other similar equity interests of its Subsidiaries are owned directly or indirectly by the Company, free and clear of all Liens other than (A)) those imposed by the Securities Act, the rules and regulations of the SEC and the securities or “Blue Sky” laws of certain U.S. state or non-U.S. jurisdictions and (B) those set forth in the corporate organizational documents of the relevant entities. No issuer of Capital Stock is party to any agreement granting “control” (as defined in Section 8-106 of the UCC) of such Grantor’s Capital Stock to any third party, except as permitted pursuant to the Indenture Documents. All such Capital Stock is held by such Grantor directly and not through any securities intermediary.

(ii) All Capital Stock owned by each Grantor is and shall be at all times during the term of this Agreement, freely transferrable without restriction or limitation, except as limited (A) by the terms of the Indenture Documents and (B) by foreign laws in connection with the pledge of Capital Stock of issuers organized under the laws of a jurisdiction outside of the United States.

(iii) There are no outstanding options, warrants, convertible securities or other rights, contingent or absolute, to acquire the Capital Stock that is Collateral, and no Capital Stock that is Collateral is subject to any shareholder, voting trust or similar agreement. No consent of any Person is necessary or desirable in connection with the creation or perfection of the security interest in any Capital Stock or the exercise by the Collateral Agent of the voting or other rights and remedies in respect thereof provided for in this Agreement, except as may be required in connection with (A) any disposition by laws affecting the offering and sale of securities generally or (B) the Capital Stock of issuers organized under the laws of a jurisdiction outside the United States.

(f) No Conflicts or Consents. Neither the ownership or intended use of the Collateral by any Grantor, nor the grant of the security interest by each Grantor to the Collateral Agent herein, will (i) materially conflict with any provision of (A) any material federal, state or local law, statute, rule or regulation, (B) any provision of the organizational documents of any of the Grantors, (C) result in a loss or impairment of any Grantor’s or its subsidiary’s right to use any Intellectual Property to the same extent used prior to the date of this Agreement, or (D) any material agreement, judgment, license, order or permit applicable to or binding upon any of the Grantors, or (ii) result in or require the creation of any lien, charge or encumbrance upon any of the Collateral except as may be contemplated or permitted in the Indenture Documents. Except as expressly contemplated in the Indenture Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or other Person is required in connection with the grant by each Grantor of the security interest herein or the exercise by the Collateral Agent of its rights and remedies hereunder, other than (x) those previously or contemporaneously obtained or received, (y) as may be required in connection with any disposition by laws affecting the offering and sale of securities generally or (z) as may be required in connection with the Capital Stock of issuers organized under the laws of a jurisdiction outside the United States.

(g) Security Interest. This Agreement creates a legal, valid and binding first priority Lien and security interest in favor of the Collateral Agent in the Collateral securing the Indenture Obligations, subject to no other Liens other than Permitted Liens except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(h) Location/Identity. Each Grantor’s principal place of business and chief executive office (as those terms are used in the New York UCC) is located at the address set forth on Schedule 2 hereto. Each Grantor’s (i) organizational structure and state of organization, (ii) organizational and taxpayer ID numbers, (iii) other legal names, together with the date of any relevant change within the last five years, (iv) recent changes to its identity or corporate structure, and (v) other names (including trade names and d/b/a names, but not including brand names or trademarks relating to products) used within the last five years (the “Organizational Information”), are set forth on Schedule 2 hereto.

(i) Collateral in the Possession of a Bailee.

If any Inventory or other Goods in excess of $1,000,000 in the aggregate are at any time in the possession of a bailee (other than where such Inventory or Goods are in transit, temporarily relocated for maintenance or repair, or located temporarily at the applicable Grantor’s customers’ locations (with each such location being tracked in such Grantor’s customary dispatch roster or other equipment deployment schedule which roster or schedule is held at the location listed on Schedule 6 hereto from which such Inventory or Equipment was deployed)), such Grantor shall promptly notify the thereof and shall use its commercially reasonable efforts to promptly obtain an acknowledgment from such bailee that the bailee holds such Collateral for the benefit of the Collateral Agent and that the bailee shall, following the occurrence of an Event of Default, act upon the instructions of the Collateral Agent without the further consent of such Grantor. The Collateral Agent agrees with such Grantor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing. In addition, the Grantors agree that following the occurrence of an Event of Default that is continuing, the Collateral Agent shall be entitled to remove, without the further consent of the Grantors, any Inventory or Goods (whether or not in excess of $1,000,000) in the possession of any bailee or located at any of such Grantor’s customers’ locations.

4. Covenants. In addition to all covenants and agreements of each Grantor set forth in the Indenture Documents, which are incorporated herein by this reference, the Grantors will comply with the covenants contained in this Section 4 at all times during the period of time this Agreement is effective unless otherwise consented to by the Collateral Agent in writing at the direction of the holders of the Notes.

(a) Inspection and Further Identification of Collateral. The Grantors will keep commercially reasonable records concerning the Collateral and will permit the Collateral Agent and all representatives and agents appointed by the Collateral Agent to inspect, at the Company’s expense and upon reasonable prior notice to the Grantors, and unless an Event of Default is continuing, no more than twice per calendar year, any of the Collateral and the books, records, audits, correspondence and all other documents relating to the Collateral at any time during normal business hours, to make and take away photocopies, photographs and printouts thereof and to write down and record any such information. Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral as the Collateral Agent or any other Secured Party may reasonably request, all in reasonable detail.

(b) Payment of Taxes. The Grantors will timely pay, when due, all taxes, assessments and governmental charges or levies lawfully imposed upon the Collateral or any part thereof. The Grantors may, however, delay paying or discharging any such taxes, assessments or charges so long as the validity thereof is contested in good faith by proper proceedings and provided the Grantors have set aside on such Grantors’ books adequate reserves therefor and enforcement of any lien or levy relating to such tax is effectively stayed.

(c) Perfection of Security Interest. Each Grantor shall take all actions as may be reasonably necessary or as the Collateral Agent may reasonably request in writing so as at all times to maintain the validity, perfection, enforceability and priority of the Collateral Agent’s security interest in and Lien on the Collateral or to enable the Collateral Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including (i) promptly discharging all Liens other than Permitted Liens and (ii) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case relating to the creation, validity, perfection, priority, maintenance or continuation of the Collateral Agent’s security interest and Lien under the UCC or other applicable law, provided, however, that such Grantor shall not be required to take any actions to perfect security interests in the Excluded Perfection Assets.

(d) Inventory and Equipment. Each Grantor covenants and agrees that such Grantor shall keep such Grantor’s Inventory and Equipment other than (i) Inventory and Equipment in transit, (ii) Inventory with an aggregate fair market or book value (whichever is more) less than $1,000,000, (iii) Equipment with an aggregate fair market or book value (whichever is more) less than $1,000,000, and (iv) Inventory and Equipment disposed of as permitted by the Indenture, only at the locations identified on Schedule 2 and its chief executive offices only at the locations identified on Schedule 2 (as such Schedule may from time to time be updated in accordance with Section 4(m), in each case unless such Grantor has provided written notice of the relocation of such Inventory and Equipment within twenty (20) Business Days thereof. All Equipment necessary to the conduct of any Grantor’s business shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made (reasonable wear and tear excepted). Each Grantor shall use or operate any Equipment in compliance with applicable law in all material respects. Except as permitted under the Indenture, no Grantor shall sell or otherwise dispose of any of its Equipment. Each Grantor agrees that, upon the reasonable request of the Collateral Agent (as directed by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding), such Grantor will promptly provide the Collateral Agent with confirmation of the specific location of any Equipment.

(e) Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs any Grantor, such Grantor agrees (i) to cause all payments on account of the Accounts and Contracts to be made directly to a cash account held by the Collateral Agent (the “Cash Collateral Account”), (ii) that, upon concurrent notice to such Grantor, the Collateral Agent may directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (i), and (iii) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may, in consultation with such Grantor, adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Grantor. Without notice to or assent by any Grantor, the Collateral Agent may (at the direction of the holders of the Notes), upon the occurrence and during the continuance of an Event of Default, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Indenture Obligations in the manner provided in Section 4.01 of the Indenture. The reasonable out-of-pocket costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by a Grantor or the Collateral Agent, shall be borne by the relevant Grantor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (ii) to the relevant Grantor; provided, that (x) the failure by the Collateral Agent to so notify such Grantor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 4 and (y) no such notice shall be required if an Event of Default of the type described in Sections 6.01(7) or (8) of the Indenture has occurred and is continuing.

(f) Collection. (i) From and after the occurrence and during the continuance of an Event of Default, upon the demand of the Collateral Agent (acting at the direction of the holders of the Notes or the Trustee), each Grantor shall deliver to the Collateral Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness at any time received by Grantors. (ii) Following the occurrence and during the continuance of any Event of Default, at its option, the Collateral Agent (acting at the direction of the holders of the Notes or the Trustee), shall have the exclusive right to collect the Accounts of each Grantor, take possession of the Collateral, or both. In such case, the Collateral Agent’s actual reasonable, documented, out-of-pocket collection expenses, including but not limited to, stationery and postage, telephone and facsimile, secretarial and clerical expenses and the salaries of any collection personnel used for collection, shall be for the account of the Company and added to the Indenture Obligations.

(g) Instruments and Documents. If any Grantor owns or acquires any instrument or document (as defined in the New York UCC) evidencing or forming a part of the Collateral in excess of (x) so long as no Event of Default has occurred and is continuing, $1,000,000, or (y) so long as an Event of Default has occurred and is continuing, $100,000, constituting Collateral (other than checks and other payment instruments received and collected in the ordinary course of business), such Grantor will within twenty (20) Business Days deliver such instrument or document to the Collateral Agent appropriately endorsed to the order of the Collateral Agent.

(h) Grantors Remain Liable Under Accounts and Contracts. Anything herein to the contrary notwithstanding, the Grantors shall remain liable under each of the Accounts and Contracts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts or Contracts. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) or Contract, in each case by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating to such Account or Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto) or any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

(i) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit with a stated amount of $1,000,000 or more, such Grantor shall use its commercially reasonable efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent in writing to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement upon the occurrence and during the continuance of an Event of Default.

(j) Commercial Tort Claims. All commercial tort claims of each in existence on the date of this Agreement are described in Schedule 3 hereto. If any Grantor shall at any time after the date of this Agreement acquire a commercial tort claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $1,000,000 or more, such Grantor shall promptly (i) notify the Collateral Agent thereof in a writing signed by such Grantor and describing the details thereof; (ii) grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement; and (iii) take such actions as may be reasonably necessary to perfect such security interest, including filing a UCC-1 financing statement or UCC-3 statement of amendment in such filing office as may be appropriate, and provide evidence thereof to the Collateral Agent.

(k) Chattel Paper. Upon the reasonable request of the Collateral Agent made at any time or from time to time, each Grantor shall promptly furnish to the Collateral Agent a list of all electronic chattel paper held or owned by such Grantor. Furthermore, if requested by the Collateral Agent, each Grantor shall promptly take all actions which are reasonably practicable so that the Collateral Agent has “control” of all electronic chattel paper with a value of (x) so long as no Event of Default has occurred and is continuing, $1,000,000, or (y) so long as an Event of Default has occurred and is continuing, $100,000, in accordance with the requirements of Section 9-105 of the UCC. Each Grantor will promptly (and in any event within ten (10) days) following any request by the Collateral Agent, deliver all of its tangible chattel paper to the Collateral Agent.

(l) Additional Procedures. To the extent that any Grantor at any time or from time to time owns, acquires or obtains any right, title or interest in any Capital Stock intended to be pledged as Collateral hereunder or the form or nature of any Capital Stock shall change, the Collateral Agent shall automatically (and without the taking of any action by any Grantor) have a security interest in all of the right, title and interest of such Grantor in, to and under such Capital Stock (other than Excluded Assets) pursuant to Section 2(a) of this Agreement and, in addition thereto, such Grantor shall (to the extent provided below but not as to any Excluded Perfection Assets) take the following actions as set forth below (as promptly as practicable and, in any event, within ten (10) Business Days after it obtains such Capital Stock) for the benefit of the Collateral Agent and the other Secured Parties:

(i) with respect to a certificated security (other than a certificated security credited on the books of a clearing corporation or securities intermediary), such Grantor shall physically deliver such certificated security to the Collateral Agent, endorsed to the Collateral Agent or endorsed in blank;

(ii) with respect to an uncertificated security (other (x) than an uncertificated security credited on the books of a clearing corporation or securities intermediary or (y) an uncertificated security of a Subsidiary that does not constitute a Significant Subsidiary), such Grantor shall use commercially reasonable efforts to cause the issuer of such uncertificated security to duly authorize, execute, and deliver to the Collateral Agent, an agreement for the benefit of the Collateral Agent and the other Secured Parties substantially in the form of Annex A hereto pursuant to which such issuer agrees to comply with any and all instructions originated by the Collateral Agent without further consent by the registered owner and not to comply with instructions regarding such uncertificated security (and any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction;

(iii) with respect to a certificated security, uncertificated security, Partnership Interest or Limited Liability Company Interest credited on the books of a clearing corporation or securities intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Grantor shall promptly notify the Collateral Agent in writing thereof and shall comply with the applicable rules of such clearing corporation or securities intermediary (A) in the case of a clearing corporation, to perfect the security interest of the Collateral Agent under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC) or (B) in the case of a securities intermediary, if required to perfect the security interest of the Collateral Agent under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC); and

(iv) with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company Interest credited on the books of a clearing corporation or securities intermediary), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a security for purposes of the UCC, follow the procedure set forth in Section 4(l)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a security for purposes of the UCC, follow the procedure set forth in Section 4(l)(ii) hereof.

(m) Further Actions. Without limitation of any other covenant herein, no Grantor shall change or permit to be changed the jurisdiction in which it is incorporated or otherwise organized, or change its legal name (or use a different name), or location of chief executive office, unless such Grantor has given the Collateral Agent not less than ten (10) Business Days prior written notice thereof (along with an update of Schedule 2, as applicable) and the Grantors have taken (or caused to be taken) all steps reasonably necessary to maintain the Collateral Agent’s Lien on such Collateral, as well as the priority (subject to Permitted Liens) and effectiveness of such Lien, in each case, other than with respect to Excluded Perfection Assets; provided, that, except as expressly permitted under the Indenture, no Grantor shall change its jurisdiction of incorporation or organization or location of any of its Collateral, in each case, to a jurisdiction or location outside of the Specified Jurisdictions.

(n) Insurance.

(i) Each Grantor shall:

(A) keep its properties adequately insured at all times by financially sound and reputable insurers, as is customary with companies in the same or similar businesses operating in the same or similar locations;

(B) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them; and

(C) maintain such other insurance as may be required by law except as could not reasonably be expected to have a Material Adverse Effect.

(ii) Each Grantor shall furnish to the Collateral Agent no more than once each fiscal year information in reasonable detail as to its property and liability insurance carriers. Within thirty (30) days after the date hereof, the

Collateral Agent shall be named as an additional insured on all insurance policies of any Grantor and the Collateral Agent shall be named as loss payee, with 30 days’ notice of cancellation on all property and casualty insurance policies of any Grantor.

(o) Leasehold Obligations. Each Grantor shall, and shall cause each of its Subsidiaries to, at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect, except, in each case, where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(p) Exculpation of Liability. Nothing herein contained shall be construed to constitute the Collateral Agent or any holder of the Notes as any Grantor’s agent for any purpose whatsoever, nor shall the Collateral Agent or any holder of the Notes be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof, except with respect to the Collateral Agent’s or such holder’s gross (not mere) negligence or willful misconduct as determined by a final and non-appealable order of a court of competent jurisdiction. Neither the Collateral Agent nor any holder of the Notes, whether by anything herein or in any assignment or otherwise, assumes any of any Grantor’s obligations under any contract or agreement to which it is a party, and neither the Collateral Agent nor any holder of the Notes shall be responsible in any way for the performance by any Grantor of any of the terms and conditions thereof.

(q) Deposit Accounts; Etc.

(i) No Grantor maintains, or at any time after the date of this Agreement shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is within a State of the United States other than such accounts constituting Excluded Assets or Excluded Perfection Assets. Schedule 5 hereto accurately sets forth, as of the date of this Agreement, for each Grantor, each deposit account maintained by such Grantor (including a description thereof and the respective account number) and the name of the respective bank with which such deposit account is maintained. Subject to Section 4(c) hereof, for each deposit account that is Collateral (other than Excluded Perfection Assets, the Cash Reserve Account or the Cash Collateral Account or any other deposit account maintained with the Collateral Agent), the respective Grantor shall use commercially reasonable efforts to cause the bank with which the deposit account is maintained to execute and deliver to the Collateral Agent within thirty (30) days after the date of this Agreement (or, if later, the date of the establishment of the respective deposit account), a “control agreement” in form and substance acceptable to the Collateral Agent. If any bank with which a deposit account that is Collateral (other than an Excluded Perfection Asset) is maintained refuses to, or does not, enter into such a “control agreement”, then the respective Grantor shall promptly (and in any event within thirty (30) days after the date of this Agreement or, if later, thirty (30) days after the establishment of such account) transfer all balances therein to the Cash Collateral Account or another deposit account meeting the requirements of this Section 4(q). If any bank with which a deposit account that is Collateral (other than an Excluded Perfection Asset) is maintained refuses to subordinate all its claims with respect to such deposit account to the Collateral Agent’s security interest therein, then the Collateral Agent, at the direction of the holders of the Notes, may (x) require that the balance in such deposit account be transferred in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination, provided that in such event the Collateral Agent may at any time, at the direction of the holders of the Notes, subsequently require that the balance of such deposit account be transferred (within sixty (60) days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence.

(ii) After the date of this Agreement, no Grantor shall establish any new demand, time, savings, passbook or similar account, except for (x) deposit accounts established and maintained with banks and meeting the requirements of preceding clause (i), (y) Excluded Assets, and (z) Excluded Perfection Assets. Subject to Section 4(c) hereof, at the time any such deposit account that is Collateral (other than an Excluded Perfection Asset) is established, the appropriate “control agreement” shall be entered into in accordance with the requirements of preceding clause (i) and the respective Grantor shall furnish to the Collateral Agent a supplement to Schedule 5 hereto containing the relevant information with respect to the respective deposit account and the bank with which same is established.

(iii) The Company shall maintain $25,000,000 in the Cash Reserve Account at all times until July 1, 2015, at which time the funds in the Cash Reserve Account may be released to the Company upon its request, so long as no Default or Event of Default shall have occurred and be continuing. The Company agrees to maintain the Cash Reserve Account free and clear of all Liens, other than the Lien of this Agreement. If an Event of Default has occurred and is continuing, the Collateral Agent may, or at the direction of the holders of at least 30% of the aggregate outstanding principal amount of the Notes, shall, apply any amounts on deposit in the Cash Reserve Account to any remaining interest payments on the Notes in inverse order of scheduled payment. Any scheduled interest payments (or portion thereof) so paid shall no longer be due, on the scheduled date therefor or otherwise. Notwithstanding anything to the contrary herein, with respect to any redemption of the Notes (whether optional, by acceleration or otherwise) occurring after the application of such amounts, the otherwise applicable redemption price or prepayment amount shall be reduced by the pro rata amount of prepaid interest from interest payment dates later than the applicable redemption or prepayment allocable to the amount of Notes being redeemed or prepaid. All amounts in the Cash Reserve Account shall be released to the Company on July 1, 2015, after which such amounts shall not be subject to any restrictions on use other than compliance generally with the applicable covenants under the indenture.

(r) Stock Issuance. Except as may be permitted by the Indenture, no Grantor may, directly or indirectly, (i) issue, sell, grant, assign, transfer or otherwise dispose of, any additional stock or membership interests of such Grantor or any option or warrant with respect to, or other right or security convertible into, any additional stock or membership interests of such Grantor, now or hereafter authorized, unless all such additional stock or membership interests, options, warrants, rights or other such securities are made and shall remain part of the Collateral subject to the pledge and security interest granted herein, (ii) take any action to withdraw the authority of or to limit or restrict the authority of such Grantor’s managers (if any) or officers to deal and contract with Collateral Agent and to bind and obligate such Grantor, or (iii) pay any interim distribution in cash or other assets to any shareholder or member of any Grantor, except as permitted in the Indenture. Any distribution by any Grantor other than as permitted in the Indenture shall constitute a “wrongful distribution” for purposes of applicable law.

(s) Membership. In accordance with this Agreement, each Grantor hereby acknowledges and agrees that the Collateral Agent or any of its successors and assigns (or any designee of the Collateral Agent), shall, at the Collateral Agent’s option, as directed by the holders of the Notes, upon written notice to any Grantor (such Grantor, the “Parent Grantor”) of the Collateral Agent’s intent to be admitted as a member of any other Grantor (in the place of the Parent Grantor) at any time an Event of Default exists or has occurred and is continuing and following delivery of any required notice hereunder, be admitted as a member of the relevant Grantor without any further approval of the Parent Grantor and without compliance by the Collateral Agent or any other person with any of the conditions or other requirements of the applicable membership agreement and without conferring upon any Person any option (whether under the applicable membership agreement or otherwise) to acquire the stock or membership interests so transferred to the Collateral Agent, its successors or assigns, or its designees. At such time, each Grantor agrees to take such other action and execute such further documents as may be reasonably necessary or as the Collateral Agent may reasonably request from time to time in order to give effect to the provisions of this Agreement.

(t) Further Assurances. The Company will do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order to:

(i)	carry out the terms and provisions of the Collateral Documents;

(ii)	subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby;

(iii)	perfect and maintain the validity, effectively and priority of any of the Collateral Documents and the Liens intended to be created thereby; and

(iv)	assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent any of the rights granted now or hereafter intended by the parties thereto to be granted to the Collateral Agent under the Collateral Documents or under any other instrument executed in connection herewith.

Upon the exercise by the Trustee, the Collateral Agent or any holder of Notes of any power, right, privilege or remedy under the Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company for such governmental consent, approval, recording, qualification or authorization.

5. Special Provisions Concerning Intellectual Property.

(a) Additional Representations and Warranties. Each Grantor represents and warrants (i) that the Intellectual Property Rights listed in Schedule 4 hereto for such Grantor include all Intellectual Property Rights that such Grantor owns as of the date hereof which are issued or registered or applied for at the United States Patent and Trademark Office, the United States Copyright Office, or an equivalent thereof in any state of the United States or any foreign jurisdiction, and (ii) that except as set forth in Schedule 4 it is the true and lawful owner of all issuances, registrations and applications for patents or registration of Intellectual Property Rights listed in Schedule 4 hereto and such issuances, registrations and applications are valid and have not been canceled. Except as disclosed in the Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Grantor owns, or is licensed under, and has the right to use, all (i) third party intellectual property and (ii) Intellectual Property, including the Intellectual Property Rights, in each case as used in its businesses as currently conducted and as presently contemplated to be conducted in the future and the Intellectual Property Rights are free and clear of all Liens. No claims or notices of any potential claim have been asserted by any person or entity challenging the use of any such third party intellectual property or Intellectual Property, including the Intellectual Property Rights, by any Grantor or questioning the validity, effectiveness of, or any Grantor’s rights to, any Intellectual Property Right or any license or agreement related to third party intellectual property or Intellectual Property, including the Intellectual Property Rights, other than any claims that, if successful, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no Grantor is aware of any basis for such claims.

(b) Licenses and Assignments. Except as otherwise permitted by the Indenture Documents, each Grantor hereby agrees not to divest itself of any Intellectual Property Right or to exclusively license any Intellectual Property Right.

(c) Infringements. Except as such Grantor in its reasonable business judgment determines is not necessary in the conduct of the Grantor’s business, each Grantor agrees to enforce and assert its Intellectual Property, diligently in accordance with reasonable business practices, against any person or entity infringing, misappropriating, misusing, diluting, or violating the Grantor’s Intellectual Property, including the Intellectual Property Rights. The conduct of each Grantor’s business, including its goods and services and the manufacturing, importation, use, and sale thereof, does not infringe, misappropriate, misuse, dilute, or violate any other person or entity’s intellectual property, including any patents, copyrights, trademarks, trade secrets, and domain names, except to the extent that such infringement would not reasonably be expected to have a Material Adverse Effect.

(d) Preservation of Marks. Each Grantor agrees to use its Marks which are material to such Grantor’s business in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are reasonably necessary to preserve such material Marks as trademarks or service marks under the laws of the United States (in each case, other than any such Marks which, in the Grantor’s reasonable business judgment, are no longer necessary in the conduct of the Grantor’s business).

(e) Maintenance of Patents, Registrations, and Applications. Each Grantor shall, at its own expense, take all commercially reasonable actions to maintain all patents, registrations and applications for patents and registration of its Intellectual Property Rights that are material to such Grantor’s business or if involving any Marks, material to such Grantor’s business in interstate commerce, during the time in which this Agreement is in effect.

(f) Future Intellectual Property. At its own expense, each Grantor shall take all commercially reasonable efforts to diligently prosecute all material applications for patents or registration of Intellectual Property Rights listed on Schedule 4, in each case for such Grantor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications (i) deemed by such Grantor in its reasonable business judgment to be no longer prudent to pursue or (ii) that are deemed by such Grantor in its reasonable business judgment to no longer be necessary in the conduct of the Grantor’s business). If any Grantor acquires Intellectual Property Rights after the effective date of this Agreement or makes an application for registration of an Intellectual Property Right before the United States Patent and Trademark Office, the United States Copyright Office, or an equivalent thereof in any state of the United States, any political subdivision thereof or in any other country or jurisdiction, within sixty (60) days of the acquisition of such Intellectual Property or submission of such application or, if later, as soon as legally permissible, such Grantor shall notify the Collateral Agent in writing concerning such Intellectual Property Right. Additionally such Grantor shall execute and deliver a grant of a security interest in such application prepared by the Collateral Agent, at the expense of such Grantor, confirming the grant of a security interest in such Intellectual Property Right to the Collateral Agent hereunder, the form of such security to be substantially in the form of Annex B hereto in the case of Marks, Annex C hereto in the case of Patents and Annex D hereto in the case of Copyrights or in such other form as may be reasonably satisfactory to the Collateral Agent; provided that the foregoing shall not apply to any Intellectual Property Right that is an Excluded Asset or Excluded Perfection Asset. Where a patent or registration that constitutes an Intellectual Property Right is issued hereafter to any Grantor as a result of any application now or hereafter pending, if a security interest in such application has not already been granted to or recorded on behalf of the Collateral Agent hereunder, such Grantor shall deliver to the Collateral Agent a grant of security interest within sixty (60) days; provided that the foregoing shall not apply to any Intellectual Property Right that is an Excluded Asset or Excluded Perfection Asset.

(g) Existing Intellectual Property. For all Intellectual Property Rights existing as of the effective date of this Agreement, by no later than the effective date of the Agreement, each Grantor shall deliver or cause to be delivered to the Collateral Agent a grant of a security interest in such applications, patents, and registrations, at the expense of such Grantor, confirming the grant of a security interest in such Intellectual Property Right to the Collateral Agent hereunder, the form of such security to be substantially in the form of Annex B hereto in the case of Marks, Annex C hereto in the case of Patents and Annex D hereto in the case of Copyrights or in such other form as may be reasonably satisfactory to the Collateral Agent; provided that the foregoing shall not apply to any Intellectual Property Right that is an Excluded Asset or Excluded Perfection Asset.

(h) Remedies. Each Grantor hereby grants to the Collateral Agent a limited power of attorney to sign, upon the occurrence and during the continuance of an Event of Default at the direction of the Trustee or the requisite holders of the Notes in accordance with the Indenture, any document which may be required by the United States Patent and Trademark Office, the United States Copyright Office, or an equivalent thereof in any state of the United States, any political subdivision thereof or in any other country or jurisdiction, or similar registrar in order to effect an absolute assignment of all right, title and interest in each patented or registered Intellectual Property Right and each application for a patent or registration, and record the same. If an Event of Default shall occur and be continuing, the Collateral Agent may at the direction of the Trustee or the requisite holders of the Notes in accordance with the Indenture, by written notice to the relevant Grantor, take any or all of the following actions: (i) declare the entire right, title and interest of such Grantor in and to the Intellectual Property Rights, vested in the Collateral Agent for the benefit of the Secured Parties, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Parties, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in this Section 6(g) hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency or registrar; (ii) take and use or sell the Intellectual Property Rights; (iii) take and use or sell the goodwill of such Grantor’s business symbolized by the Marks and the right to carry on the business and use the assets of such Grantor in connection with which the Marks or Domain Names have been used; and (iv) direct such Grantor to refrain, in which event such Grantor shall refrain, from using the Intellectual Property Rights in any manner whatsoever, directly or indirectly, and such Grantor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Intellectual Property Rights and registrations and any pending applications in the United States Copyright Office, United States Patent and Trademark Office, equivalent office in a state of the United States or a foreign jurisdiction or applicable Domain Name registrar to the Collateral Agent.

(i) Intellectual Property Assignments. During the term of this Agreement, each Grantor shall secure valid written assignments of ownership from all persons who have contributed to the creation or development of Intellectual Property or who have applied for patents or registration of or obtained patents for or registered Intellectual Property of all rights of such persons in such Intellectual Property that the Grantors do not already own by operation of law and valid written agreements by all such persons to cooperate in the prosecution of any applications, patents or registrations of, and in the enforcement of, any such Intellectual Property (hereinafter all such assignments and agreements referred to as the “IP Assignments”); except to the extent that any failure to obtain an IP Assignment, individually or in the aggregate, does not adversely affect the value of the Company’s Intellectual Property and would not impair the Collateral Agent’s ability to use and dispose of such Intellectual Property as provided for in the Collateral Documents. Copies of all such IP Assignments shall be promptly delivered to the Collateral Agent upon the request of the Collateral Agent.

(j) Additional Covenants. Notwithstanding the foregoing, to the extent that any issuance of, or registration or application for, a Grantor’s Intellectual Property Rights is subject to a chain of title defect, is not in the current legal name of the applicable Grantor, or is subject to any form of Lien, such Grantor shall promptly prepare, execute, file and record (and pay all costs, including legal and filing fees) as necessary to cure such title defects, provide for current ownership of the asset by the Grantor and remove such unpermitted Liens (hereinafter all such actions referred to as the “IP Title Defect Correction Actions”); except to the extent that any failure to perform an IP Title Defect Correction Action, individually or in the aggregate, does not adversely affect the value of the Company’s Intellectual Property and would not impair the

Collateral Agent’s ability to use and dispose of such Intellectual Property as provided for in Collateral Documents. By no later than the effective date of this Agreement, the Grantors shall have provided copies of all documentation and communications concerning such IP Title Defect Correction Actions to the Collateral Agent with respect to existing Intellectual Property Rights of the Grantor and following closing such documentation and communications for later developed or acquired Intellectual Property Rights shall promptly be provided.

6. Rights of Collateral Agent. The Collateral Agent shall have the rights contained in this Section 6 at all times during the period of time this Agreement is effective.

(a) Financing Statements Filings. Each Grantor hereby authorizes the Collateral Agent to file (or any Secured Party to file on behalf of the Collateral Agent), without the signature of such Grantor, (but the Collateral Agent shall not be obligated to so file and shall have no responsibility with respect to the form, content or renewal thereof) one or more financing or continuation statements, and amendments thereto, relating to the Collateral (which statements may describe the Collateral as “all assets” of such Grantor); provided, however, such authorization shall not relieve any Grantor from its respective obligations to take all actions necessary to perfect and maintain the perfection of the Collateral Agent’s Lien on the Collateral to the extent required hereunder. All reasonable, documented, out-of-pocket charges, expenses and fees that the Collateral Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be paid by the Grantors to the Collateral Agent within ten (10) Business Days of demand.

(b) Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent as such Grantor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that the Collateral Agent or any Secured Party may deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation: (i) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (ii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above; and (iii) to file any claims or take any action or institute any proceedings that the Collateral Agent or any Secured Party may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of the Collateral Agent and the Secured Parties with respect to the Collateral.

(c) Further Rights. The Collateral Agent has been appointed as the Collateral Agent hereunder pursuant to the Indenture and shall be entitled to the benefits of the Indenture Documents. Notwithstanding anything contained herein to the contrary, the Collateral Agent may employ agents, trustees, or attorneys-in-fact and may vest any of them with any property (including, without limitation, any Collateral pledged hereunder), title, right or power deemed necessary for the purposes of such appointment. Notwithstanding anything to the contrary herein, the following provisions shall govern the Collateral Agent’s rights, powers, obligations and duties under this Agreement:

(i) The Collateral Agent shall have no duty to act, consent or request any action of the Grantors or any other Person in connection with this Agreement

(including all schedules and exhibits attached hereto) unless the Collateral Agent shall have received written direction from the Trustee or the requisite holders of the Notes in accordance with the Indenture.

(ii) The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither any Secured Party nor any of its officers, directors, employees or agents shall be liable to the Grantors for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon any of them to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct. The Collateral Agent shall not be responsible for, nor incur any liability with respect to, (A) the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interest in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under this Agreement or any of the other Indenture Documents, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, (B) the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (C) the validity of the title of the Grantors to the Collateral, (D) insuring the Collateral or (E) the payment of taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral.

(iii) Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Indenture Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement or such other Indenture Documents and no implied covenants, functions or responsibilities shall be read into this Agreement or otherwise exist against the Collateral Agent.

(iv) The Collateral Agent shall not be deemed to be in a relationship of trust or confidence with any Secured Party, or any other Person by reason of this Agreement, and shall not owe any fiduciary, trust or other special duties to the any Secured Party, or any other Person by reason of this Agreement. The parties hereto acknowledge that the Collateral Agent’s duties do not include any discretionary authority, determination, control or responsibility with respect to any Indenture Documents or any Collateral, notwithstanding any rights or discretion that may be granted to the Collateral Agent in such Indenture Documents. The provisions of this Agreement, including, without limitation those provisions relating to the rights, duties, powers, privileges, protections and indemnification of the Collateral Agent shall apply with respect to any actions taken or not taken by the Collateral Agent under any Indenture Documents.

(v) Notwithstanding anything herein to the contrary, in no event shall the Collateral Agent have any obligation to inquire or investigate as to the correctness, veracity, or content of any instruction received from any party to this Agreement or any other Indenture Documents. In no event shall the Collateral Agent have any liability in respect of any such instruction received by it and relied on with respect to any action or omission taken pursuant thereto.

(vi) With respect to the Collateral Agent’s duties under this Agreement or any of the Indenture Documents, the Collateral Agent may act through its attorneys, accountants, experts and such other professionals as the Collateral Agent deems reasonably necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

(vii) Neither the Collateral Agent nor any of its experts, officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (x) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any of the Indenture Documents (except for its gross negligence or willful misconduct), or (y) responsible in any manner for any recitals, statements, representations or warranties (other than its own recitals, statements, representations or warranties) made in this Agreement or any of the other Indenture Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any of the Indenture Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the Indenture Documents or for any failure of the Grantors or any other Person to perform their obligations hereunder and thereunder. The Collateral Agent shall not be under any obligation to any Person to ascertain or to inquire as to (A) the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Indenture Documents or to inspect the properties, books or records of the Grantors, (B) whether or not any representation or warranty made by any Person in connection with this Agreement or any Indenture Documents is true, (C) the performance by any Person of its obligations under this Agreement or any of the Indenture Documents or (D) the breach of or default by any Person of its obligations under this Agreement or any of the Indenture Documents.

(viii) The Collateral Agent shall not be bound or required to take any action that in the opinion of the Collateral Agent (which may be based on advice of counsel) is in conflict with any applicable law, this Agreement or any of the other Indenture Documents, or any order of any court or administrative agency.

(ix) The Collateral Agent shall be authorized to but shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or monitoring or maintaining the perfection of any security interest in the Collateral. It is expressly agreed, to the maximum extent permitted by applicable law, that the Collateral Agent shall have no responsibility for (x) taking any necessary steps to preserve rights against any Person with respect to any Collateral or (y) taking any action to protect against any diminution in value of the Collateral, but, in each case (A) subject to the requirement that the Collateral Agent may not act or omit to take any action if such act or omission would constitute gross negligence or willful misconduct and (B) the Collateral Agent may do so and all expenses reasonably incurred in connection therewith shall be part of the Indenture Documents.

(x) The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith, except to the extent of the Collateral Agent’s gross negligence or willful misconduct.

(xi) Notwithstanding anything in this Agreement or any of the Indenture Documents to the contrary, (A) in no event shall the Collateral Agent or any officer, director, employee, representative or agent of the Collateral Agent be liable under or in connection with this Agreement or any of the Indenture Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if the Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought; and (B) the Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement or in all of the other Indenture Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such Indenture Documents. In no event shall the Collateral Agent be obligated to invest any amounts received by it hereunder.

(xii) The Collateral Agent shall be entitled conclusively to rely, and shall be fully protected in relying, upon any note, writing, resolution, request, direction, certificate, notice, consent, affidavit, letter, cablegram, telegram, telecopy, email, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and/or upon advice and/or statements of legal counsel, independent accountants and other experts reasonably selected by the Collateral Agent and need not investigate any fact or matter stated in any such document. Any such statement of legal counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any of the other Indenture Documents (A) if such action would, in the reasonable opinion of the Collateral Agent (which may be based on the opinion of legal counsel), be contrary to applicable law or any of the Indenture Documents, (B) if such action is not provided for in this Agreement or any of the other Indenture Documents, (C) if, in connection with the taking of any such action hereunder or under any of the Indenture Documents that would constitute an exercise of remedies hereunder or under any of the Indenture Documents it shall not first be indemnified to its satisfaction by the holders of the Notes against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take any such action, or (D) if, notwithstanding anything to the contrary contained in this Agreement, in connection with the taking of any such action that would constitute a payment due under any agreement or document, it shall not first have received from the holders of the Notes or the applicable Grantor funds equal to the amount payable. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the other Indenture Documents in accordance with a request of the Trustee or the requisite holders of the Notes in accordance with the Indenture, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the other holders of the Notes and the Trustee.

(xiii) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default or Event of Default unless and until the Collateral Agent has received a written notice or a certificate from a Grantor, a holder of the Notes or the Trustee stating that a Default or Event of Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default or Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Agreement or any of the Indenture Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement, any of the other Indenture Documents or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability including an advance of moneys necessary to perform work or to take the action requested is not reasonably assured to it, the Collateral Agent may decline to act unless it receives indemnity satisfactory to it in its sole discretion, including an advance of moneys necessary to take the action requested. The Collateral Agent shall be under no obligation or duty to take any action under this Agreement or any of the other Indenture Documents or otherwise if taking such action (x) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (y) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.

7. Remedies and Related Rights.

If an Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions when a debtor is in default under a security agreement and may exercise one or more of the rights and remedies provided in this Section.

(a) Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent may from time to time at the written direction of the Trustee or the requisite holders of the Notes in accordance with the Indenture and applicable law, without limitation and without notice except as expressly provided in any of the Indenture Documents:

(i) exercise in respect of the Collateral all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral);

(ii) require the Grantors to, and such Grantors hereby agree that they will at their expense and upon request of the Collateral Agent, assemble the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place where such Collateral is permitted to be kept pursuant to Section 3(h);

(iii) reduce the Secured Parties’ claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

(iv) sell or otherwise dispose of, at its office, on the premises of any Grantor or elsewhere, the Collateral, for cash, on credit, and upon such terms as may be commercially reasonable, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust the Collateral Agent’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indenture Obligations have been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

(v) buy the Collateral, or any portion thereof, at any public sale;

(vi) buy the Collateral, or any portion thereof, at any private sale, for cash, on credit, and upon such other terms as may be commercially reasonable, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(vii) apply for the appointment of a receiver for the Collateral, and Grantors hereby consent to any such appointment; and

(viii) at the option of and if instructed by the requisite holders of the Notes, retain the Collateral on behalf of the holders of the Notes or distribute the Collateral to the holders of the Notes, in each case in satisfaction of the Indenture Obligations, whenever the circumstances are such that the Collateral Agent is entitled to do so under the UCC or otherwise; to the full extent permitted by the UCC, the Collateral Agent shall be permitted to elect whether such retention shall be in full or partial satisfaction of the Indenture Obligations.

In the event the Collateral Agent shall elect (at the instruction of the requisite holders of the Notes) to sell the Collateral, the Collateral Agent may sell the Collateral without giving any warranties and shall be permitted to specifically disclaim any warranties of title or the like. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell (at the instruction of the requisite holders of the Notes) the Collateral and the Grantors shall be credited with the proceeds of the sale. Each Grantor agrees that in the event such Grantor or any obligor is entitled to receive any notice under the UCC, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at such party’s address set forth on the signature pages hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Application of Proceeds. If any Event of Default shall have occurred and be continuing, any cash held by the Collateral Agent as Collateral, and any cash proceeds received by the Collateral Agent in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral shall be transferred, conveyed or distributed to the Trustee to be applied in accordance with the Indenture or as otherwise may be directed by the Trustee pursuant to the Indenture Documents.

(c) Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by the Collateral Agent are insufficient to pay all amounts to which the Collateral Agent is legally entitled, the Company, the other Grantors and any other Person who guaranteed or is otherwise obligated to pay all or any portion of the Indenture Obligations shall be liable for the deficiency, together with interest thereon as provided in the Indenture Documents, to the full extent permitted by the UCC.

(d) Waiver. Except as otherwise provided in this Agreement, EACH GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH ANY GRANTOR WOULD OTHERWISE HAVE UNDER

THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Grantor hereby further waives, to the extent permitted by applicable law, and releases the Collateral Agent from:

(i) all claims, damages and demands against the Collateral Agent arising out of the repossession, retention or sale of all or any part of the Collateral, except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct;

(ii) all claims, damages and demands against the Collateral Agent arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been sold at a private sale was less than the price which might have been obtained at public sale or was less than the aggregate amount of the Indenture Obligations, even if the Collateral Agent accepts the first offer received which the Collateral Agent in good faith deems to be commercially reasonable under the circumstances and does not offer the Collateral, or any portion thereof, to more than one offeree;

(iii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(iv) all equities or rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale or other disposition of the Collateral or any portion thereof, and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of each Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against each Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Grantor.

(e) Remedies Cumulative. No right, power or remedy herein conferred upon or reserved to the Collateral Agent is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by applicable Law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or later assertion or employment of any other appropriate right, power or remedy.

(f) Delay Not Waiver. No delay or omission of the Collateral Agent or any other Secured Party to exercise any right, power or remedy accruing upon the occurrence and during the continuance of any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every right, power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Collateral Agent.

(g) Restoration of Rights and Powers. In case the Collateral Agent shall have instituted any action or proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry, leasing, conveyance, assignment, transfer, other disposition, other realization or otherwise, and such action or proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case each Grantor, the Collateral Agent and each other Secured Party shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent and each Grantor shall continue as if no such actions or proceedings had been instituted.

(h) Environmental Liability. In the event that the Collateral Agent is requested to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right to not follow such direction, to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. Neither the Trustee nor the Collateral Agent will be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment. Neither the Trustee nor the Collateral Agent shall be responsible for any loss incurred by the Secured Parties by the Collateral Agent’s refusal to take actions to acquire title or other actions that may result in it being considered an “owner or operator”.

8. Security Interest Absolute. All rights of the Collateral Agent and the security interests granted to the Collateral Agent hereunder, and all obligations of Grantors hereunder, to the extent permitted by applicable law, are absolute and unconditional, irrespective of:

(a) Any lack of validity or enforceability of the Indenture, the Notes or any other Indenture Document; or

(b) The failure of the Collateral Agent or any holder of a Note:

(i) To assert any claim or demand or to enforce any right or remedy under the provisions of the Notes or any other Indenture Document or otherwise, or

(ii) To exercise any right or remedy against any collateral securing any obligations of Grantors owing to the Secured Parties; or

(c) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations or any other extension, compromise or renewal of any Indenture Obligations; or

(d) Any reduction, limitation, impairment or termination of any Indenture Obligations for any reason (other than the satisfaction and discharge of the Indenture Obligations in full), including any claim of waiver, release, surrender, alteration or compromise (and the Grantors hereby waive any right to or claim of any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of any invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Indenture Obligations); or

(e) Any amendment to, rescission, waiver, or other modification of, or any consent to departure from, the Notes or any other Indenture Document; or

(f) Any addition, exchange, release, surrender or nonperfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Indenture Obligations; or

(g) Any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor, including, without limitation, any and all suretyship defenses.

9. Indemnity.

(a) Each Grantor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Party and their respective successors, assigns, officers, directors, employees, affiliates and agents (hereinafter in this Section 9 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all out-of-pocket costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 9 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Indenture Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided, that no Indemnitee shall be indemnified pursuant to this Section 9(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Grantor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Grantor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to promptly notify the relevant Grantor of any such assertion of which such Indemnitee has knowledge.

(b) Without limiting the application of Section 9(a) hereof, each Grantor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable fees, out-of-pocket costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, out-of-pocket costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c) Without limiting the application of Section 9(a) or (b) hereof, each Grantor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, out-of-pocket costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Grantor in this Agreement, any other Indenture Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Indenture Documents.

(d) If and to the extent that the obligations of any Grantor under this Section 9 are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(e) Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Indenture Obligations secured by the Collateral. The indemnity obligations of each Grantor contained in this Section 9 shall continue in full force and effect notwithstanding the full payment of all of the other Indenture Obligations and notwithstanding the full payment of all the Notes issued under the Indenture and the payment of all other Indenture Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

(f) The agreements in this Section shall survive repayment of the Indenture Obligations, all other amounts payable under the Indenture Documents and the resignation or removal of the Collateral Agent.

10. Miscellaneous.

(a) Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Grantor and the Collateral Agent (with the written consent of the holders of the Notes in accordance with the Indenture).

(b) No Waiver by Collateral Agent. Neither the failure by the Collateral Agent to exercise, nor the delay by the Collateral Agent in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by the Collateral Agent of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by any Grantor therefrom shall be effective unless the same shall be in writing and signed by the Collateral Agent and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on any Grantor in any case shall of itself entitle such Grantor to any other or further notice or demand in similar or other circumstances.

(c) Costs and Expenses. The Grantors will upon demand pay to the Collateral Agent and the Secured Parties the amount of any and all reasonable, documented, out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ agents’ and professional advisors’ fees and expenses), which the Collateral Agent and the Secured Parties may incur in connection with the enforcement of any of the rights of the Collateral Agent and the Secured Parties under the Indenture Documents in connection with any Event of Default.

(d) No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of the Grantors, the Collateral Agent, and the other Secured Parties and their respective successors and assigns and no other Person shall have any rights hereunder.

(e) Termination; Release. After the Termination Date, this Agreement (including any provision providing for the appointment of the Collateral Agent as attorney-in-fact for any Grantor) and the Liens and security interests granted hereunder shall terminate automatically and without further action by any party, and the Collateral Agent, at the written request and sole expense of the Company, will execute and deliver to each Grantor the proper instruments acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to each Grantor (without recourse and without any representation or warranty) such of the Collateral as may be in possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. In addition, the Collateral Agent, at the written request and sole expense of the Company, will release from the Lien created hereunder: (1) Collateral that is sold, transferred, disbursed or otherwise disposed of to a Person other than a Grantor to the extent such sale, transfer, disbursement or disposition is not prohibited by the provisions of the Indenture, as certified in writing by the Company; provided that any products, proceeds or other consideration received by the Grantors in respect of any such Collateral shall continue to constitute Collateral to the extent required hereunder; (2) the property and assets of a Grantor upon the release of such Grantor from its Note Guarantee in accordance with the terms of the Indenture, as certified in writing by the Company; and (3) any property or asset of a Grantor that is or becomes an Excluded Asset, as certified in writing by the Company. The Collateral Agent shall also execute and deliver, at the written request and expense of the Company, upon termination of this Agreement or occurrence of any event in the immediately preceding sentence, such UCC termination statements, and such other documentation as shall be reasonably requested by any Grantor to effect the termination and release of the Liens and security interests granted by this Agreement.

(f) Governing Law; Submission to Jurisdiction.

(i) THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE AND MATTERS RELATING TO THE CREATION, VALIDITY, ENFORCEMENT OR PRIORITY OF THE LIENS CREATED BY THIS AGREEMENT, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW) EXCEPT AS MAY BE REQUIRED BY OTHER MANDATORY PROVISIONS OF LAW.

(ii) Each Grantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Grantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. To the extent permitted by applicable law, each Grantor further irrevocably agrees to the service of process of any of the aforementioned courts in any suit, action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to such Grantor at the address referenced in Section 10(i), such service to be effective upon the date indicated on the postal receipt returned from the Grantor.

(iii) To the extent any Grantor may, in any action or proceeding arising out of or relating to this Agreement, be entitled under any applicable law to require or claim that the Collateral Agent or any Secured Party post security for costs or take similar action, such Grantor hereby irrevocably (to the extent permitted by applicable law) waives and agrees not to claim the benefit of such entitlement.

(g) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES TO ENTER INTO THIS AGREEMENT AND THE OTHER INDENTURE DOCUMENTS.

(h) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

(i) Notices. All notices to permitted or required under this Agreement may be sent as follows:

If to any Grantor: to the address of each Grantor set forth on the signature page hereto with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

7 Times Square, #34

New York, New York 10036

Attention: Sam Zucker, Esq. and Sung Pak, Esq.

If to the Collateral Agent:

Wells Fargo Bank, National Association, as Collateral Agent

45 Broadway, 14th Floor

New York, New York 10006

Attention: Corporate Trust Services

All notices to any Secured Party permitted or required under this Agreement may be sent to the Collateral Agent with a copy to the Trustee.

Any notice required to be given to any Grantor shall be given to all Grantors.

Unless otherwise specifically provided herein, any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below each party’s name on the signature pages hereto. Each of the parties by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the parties shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Collateral Agent shall not be deemed to have been given until actually received by the addressee).

(j) Binding Effect and Assignment. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on each Grantor and its successors and assigns, and (iii) shall inure to the benefit of the Collateral Agent and its successors and assigns. Neither the Collateral Agent’s nor Grantors’ rights and obligations hereunder may be assigned or otherwise transferred without the prior written consent of the other party, except that the Collateral Agent’s rights under the Agreement may be assigned to any Person to whom the Indenture Obligations are validly assigned in accordance with the Indenture Documents.

(k) Cumulative Rights. All rights and remedies of the Collateral Agent hereunder are cumulative of each other and of every other right or remedy that the Collateral Agent may otherwise have at law or in equity or under any of the other Indenture Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies. Further, except as specifically noted as a waiver herein, no provision of this Agreement is intended by the parties to this Agreement to waive any rights, benefits or protection afforded to the Collateral Agent under the UCC.

(l) Gender and Number. Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

(m) Descriptive Headings. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

(o) Additional Grantors. Additional Subsidiaries may become a party to this Agreement by the execution and delivery of a Security Agreement Joinder substantially in the form attached hereto as Annex E, and the execution and delivery of such other supporting documentation, corporate governance and authorization documents, and an opinion of counsel, as required by Section 4.17 of the Indenture.

(p) Post-Closing Actions. Notwithstanding anything in this Agreement to the contrary, the representations and covenants of the Company relating to the perfection of the security interests in (i) the Pledged Securities in Nektar Therapeutics (India) Pvt. Ltd (the “Indian Pledged Securities”) and (ii) the existing Intellectual Property Rights registered in Spain and Japan (the “Specified Intellectual Property Rights”) are limited to the extent that such security interests may not be perfected as of the date hereof in India with respect to the Indian Pledged Securities and in Spain and Japan with respect to the Specified Intellectual Property Rights, but the Company agrees (x) within sixty (60) days after the date hereof, to execute and deliver to the Collateral Agent all documents necessary to perfect the Collateral Agent’s security interest in and Lien on the Specified Intellectual Property Rights in Spain and Japan, and (y) within one hundred eighty (180) days after the date hereof, to perfect the Collateral Agent’s security interest in and Lien on the Indian Pledged Securities in India.

[Signature Pages Follow]

EXECUTED as of the date first written above.

GRANTORS:

NEKTAR THERAPEUTICS, a Delaware

corporation

By:	/s/ John Nicholson
Name: John Nicholson
Title: SVP & CFO

Address:

455 Mission Bay Boulevard South

San Francisco, California 94158

COLLATERAL AGENT:

WELLS FARGO BANK, NATIONAL

ASSOCIATION, as Collateral Agent

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

This AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (this “Amendment”) is dated as of February 28, 2013 and entered into by and between Nektar Therapeutics, a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent (together with its successors and assigns, in such capacity, “Collateral Agent”), for the benefit of the Secured Parties (as hereinafter defined), and is made with reference to that certain Pledge and Security Agreement dated as of July 11, 2012 by and between the Company and the Collateral Agent (the “Security Agreement”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Security Agreement.

RECITALS

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class, the Company may amend or supplement the Indenture Documents;

WHEREAS, the Company has obtained the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, as certified in an Officer’s Certificate delivered to the Trustee and Collateral Agent, and has satisfied all other conditions required under the Indenture Documents to enable the Company and the Collateral Agent to enter into this Amendment;

WHEREAS, Company desires to, and has requested the Collateral Agent to enter into this Amendment to, amend the Security Agreement to in the manner and on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.	AMENDMENTS TO THE SECURITY AGREEMENT

1.1 Amendments to Section 5(f): Future Intellectual Property.

(a) Section 5(f) of the Security Agreement is hereby amended by deleting the second sentence therefrom and substituting the following therefor: “If any Grantor acquires Intellectual Property Rights after the effective date of this Agreement or makes an application for registration of an Intellectual Property Right before the United States Patent and Trademark Office, the United States Copyright Office, or an equivalent thereof in any state of the United States, any political subdivision thereof or in any other country or jurisdiction, within sixty (60) days of the end of the fiscal quarter of the Company in which such acquisition or submission occurs or, if later, as soon as legally permissible, such Grantor shall notify the Collateral Agent in writing concerning such Intellectual Property Right.”.

(b) Section 5(f) of the Security Agreement is hereby further amended by inserting “after the end of the fiscal quarter of the Company in which such issuance occurs” immediately prior to the semicolon in the last sentence thereof.

1.2 Amendments to Section 10(p): Post-Closing Actions. Section 10(p) of the Security Agreement is hereby amended by (i) deleting the reference to “sixty (60) days” in clause (x) thereof and substituting “two hundred fifty (250) days” therefor and (ii) deleting clause (y) thereof and substituting “no later than January 1, 2014, use commercially reasonable efforts to perfect the Collateral Agent’s security interest in and Lien on the Indian Pledged Securities in India” therefor.

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2.	LIMITED WAIVER

2.1 Waiver. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company herein contained, Collateral Agent hereby waives compliance with the provisions of Section 10(p) of the Security Agreement to the extent, and only to the extent, relating to (a) the Company’s failure to execute and deliver to the Collateral Agent all documents necessary to perfect the Collateral Agent’s security interest in and Lien on the Specified Intellectual Property Rights in Spain and Japan within sixty (60) days of the date of the Security Agreement and (b) to perfect the Collateral Agent’s security interest in and Lien on the Indian Pledged Securities in India within one hundred eighty (180) days after the date of the Security Agreement.

2.2 Limitation of Waiver. Without limiting the generality of the provisions of Section 10(a) of the Security Agreement, the waiver set forth above shall be limited precisely as written and relates solely to the noncompliance by the Company with the provisions of Section 10(p) of the Security Agreement in the manner and to the extent described above, and nothing in this Amendment shall be deemed to:

(a) constitute a waiver of compliance by the Company with respect to (i) Section 10(p) of the Security Agreement in any other instance or (ii) any other term, provision or condition of the Security Agreement or any other instrument or agreement referred to therein; or

(b) prejudice any right or remedy that Collateral Agent may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Security Agreement or any other instrument or agreement referred to therein.

3.	COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Collateral Agent to enter into this Amendment and to amend the Security Agreement in the manner provided herein, the Company represents and warrants to Collateral Agent that the following statements are true, correct and complete:

3.1 Corporate Power and Authority. The Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Security Agreement as amended by this Amendment (the “Amended Agreement”).

3.2 Authorization of Agreements. The execution and delivery of this Amendment have been duly authorized by all necessary corporate action on the part of the Company.

3.3 No Conflict. The execution and delivery by the of this Amendment and the performance by the Company of the Amended Agreement do not and will not violate any provision of any law or any governmental rule or regulation applicable to Company, the Certificate of Incorporation or Bylaws of the Company or any order, judgment or decree of any court or other agency of government binding on the Company or any of its Subsidiaries.

3.4 Governmental Consents. The execution and delivery by the Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

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3.5 Binding Obligation. This Amendment has been duly executed and delivered by the Company and this Amendment and the Amended Agreement are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

3.6 Absence of Default. After giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default.

4.	MISCELLANEOUS

4.1 Reference to and Effect on the Security Agreement and the Documents.

(a) On and after the date hereof, each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Security Agreement, and each reference in the other Indenture Documents to the “Pledge and Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(b) Except as specifically amended by this Amendment, the Security Agreement and the other Indenture Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Collateral Agent or any other Secured Party under, the Security Agreement or any of the other Indenture Documents.

4.2 Fees and Expenses. The Company acknowledges that all costs, fees and expenses as described in Section 10(c) of the Security Agreement incurred by Collateral Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Company.

4.3 Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

4.4 Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

4.5 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by the Company and Collateral Agent.

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4.6 Collateral Agent Disclaimer. The Collateral Agent makes no representations as to the validity or sufficiency of this Amendment. The recitals and statements herein are deemed to be those of the Company and not of the Collateral Agent, and the Collateral Agent assumes no responsibility for the correctness thereof.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

NEKTAR THERAPEUTICS, INC.

By: /s/ John Nicholson
Name: John Nicholson
Title: Senior Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By: /s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President